Exhibit 99.1

Vine Energy Inc. Announces First-Quarter 2021 Results and Provides 2021 Guidance

Plano, Texas, May 17, 2021—Vine Energy Inc. (NYSE: VEI) (“Vine” or the “Company”) today reported first-quarter 2021 results and provided full-year 2021 guidance and select guidance for the second-quarter 2021.

Highlights

•	Completed IPO on March 17, 2021, raising net proceeds of approximately $322 million

•	Issued $950 million of 8-year, 6.75% senior unsecured notes to retire predecessor company notes; projected to save nearly $20 million per year in cash interest expense

•	Closed on a new reserves-based lending facility (“RBL”) with an initial borrowing base of $350 million

The highlights presented below reflect select financial metrics from the unaudited financial statements for the three months ended March 31, 2021 and 2020 and include the results of the predecessor Vine Oil & Gas LP for the entire period and the results of Brix Oil & Gas Holdings LP and Harvest Royalties Holdings LP from March 17, 2021, the effective date of the combination resulting from the corporate reorganization in connection with the initial public offering.

First-Quarter 2021 Select Financial Highlights

	Q1 2021	Q1 2020	Change
($ millions, except per share metrics)
Production (MMcfd)	724	622	102
Revenue, w/derivatives	$118	$130	$(12)
Operating Income	$(23)	$3	$(26)
Operating Cash Flow	$105	$100	$5
Net Income	$(58)	$(27)	$(31)
Net Income attributable to Vine	$(16)
Earnings per share	$(3.95)

The unaudited financial statements are presented in their entirety in the appendix of this release.

To facilitate a clearer representation of first-quarter 2021 performance, all results presented hereinafter are pro forma for the combination resulting from the corporate reorganization and initial public offering as if the transactions occurred on January 1, 2020.

Financial and Operational Highlights

•	Generated $145 million of adjusted EBITDAX and $20 million of Adjusted Free Cash Flow

•	Incurred capital of $98 million, or 68% of adjusted EBITDAX

•	Announced 2021 capital guidance, which is projected to yield average annual production of approximately 1 Bcf per day (net) while generating substantial Adjusted Free Cash Flow

•	Continued to demonstrate progress toward the Company’s objective to reduce methane and greenhouse gas intensity

Reflecting on the quarter, Eric Marsh, Chairman, President and Chief Executive Officer, commented, “Our initial public offering begins a sequel in Vine’s short but exciting history, and it was undoubtedly the most transformational quarter since 2014 when the company was created by the acquisition of our Haynesville asset. Following the combination of three successful companies, Vine today holds a strategic position in the Haynesville Basin and we have the size, scale and balance sheet to generate significant levered free cash flow and return capital to our shareholders, while concurrently upholding our longstanding commitment to safety and environmental stewardship.”

Mr. Marsh continued, “Though there are many new things about us, our core identity hasn’t changed. Most notably, we have about 25 years of high-quality inventory that supports our ability to create free cash flow longevity, and our operating team is one of the most highly skilled, technical collection of professionals in the industry. We harbor the institutional knowledge and technology which allows us to drill some of the most economic natural gas wells in North America. We believe we can eclipse past milestones as we reach new drilling and completion efficiencies, drive down capital intensity and operating expenses, and deliver on our expectations. Along the way, I believe improving natural gas fundamentals will hasten our bid to substantially increase the value of the company while holding production steady.”

First-Quarter 2021 Select Financial Highlights (Pro Forma)

	Q1 2021	Q1 2020	Change
($ millions, except for per unit metrics)
Production (MMcfd)	945	859	86
Average Realized Price, w/realized derivatives ($/Mcf)	$2.34	$2.39	$(0.05)
Operating Expenses ($/Mcf)	$0.63	$0.66	$(0.03)
Adjusted EBITDAX	$145	$136	$9
Capital Incurred	$98	$99	$(1)
Adjusted Free Cash Flow	$20	$12	$8

Production increased 86 MMcfd compared to the prior year quarter due to new wells brought online, improved operational efficiencies and exceptional PDP performance. However, production was negatively impacted by 28 MMcfd averaged over the first quarter due to winter storm Uri in February 2021 that forced temporary well curtailments.

Average realized price, including realized gain/loss on derivatives, was $2.34 per Mcf, $0.05 per Mcf lower compared to the prior year quarter, as follows:

	Q1 2021	Q1 2020	Change
NYMEX settlement price (MMBtu) (1)	$2.69	$1.95	$0.74
Basis differential, including firm sales	(0.13)	(0.18)	0.05
Fuel component of gathering	(0.07)	(0.05)	(0.02)
BTU factor	(0.09)	(0.07)	(0.02)
Prior-period adjustments and non-operated sales	(0.04)	(0.01)	(0.03)

Average realized price, excluding derivatives (Mcf)	$2.36	$1.64	$0.72

Realized gain/(loss) on derivatives	(0.02)	0.75	(0.77)

Average realized price, including derivatives (Mcf)	$2.34	$2.39	($0.05)

(1)	Based on posted futures settlement

Total operating expense, excluding DD&A, strategic and exploration expense, and the non-cash gain on the gathering liability, decreased $0.03 per Mcf compared to the prior year quarter. Lease operating expense was impacted by costs related to winter storm Uri and higher produced water volume, while cash gathering expense benefited from a step down in the contractual rate in September 2020. G&A expense was lower by $0.02 due to the June 2020 reduction in force and operating leverage on higher production volume.

per Mcf	Q1 2021	Q1 2020	Change
Lease operating	$0.22	$0.20	$0.02
Gathering & treating, excluding non-cash gain	0.31	0.32	(0.01)
Prod & ad-valorem taxes	0.06	0.06	0.00
General & administrative	0.05	0.07	(0.02)

Total (may not foot due to rounding)	$0.63	$0.66	$(0.03)

Adjusted EBITDAX in the first-quarter 2021 was $145 million compared to $136 million in the prior year quarter, or approximately 73% of revenue, excluding unrealized derivative losses, in both periods. The increase was largely due to higher production volume, partially offset by lower average realized prices. With the sum of capital incurred and cash interest essentially flat year-over-year, Adjusted Free Cash Flow was $20 million compared to $12 million in the prior year quarter.

Refer to “Non-GAAP Financial Measures” in the appendix of this release for a definition of Adjusted EBITDAX and Adjusted Free Cash Flow and related disclaimers.

Operating Results

Development and completion capital incurred in the first-quarter 2021 was $92 million to drill 7 gross (6.2 net) wells and complete 11 gross (10.4) net wells, while other field capital was $6 million related to the buildout of the Company’s water gathering and disposal infrastructure, midstream, leasing and other miscellaneous investments.

Q1 2021	Haynesville		Mid-Bossier		Total
	Gross	Net	Gross	Net	Gross	Net
Wells Drilled	3	2.9	4	3.3	7	6.2
Wells Turned-In-Line (TIL)	9	8.4	2	2.0	11	10.4
Completed Lateral (ft)					87,993	83,010

Guidance: Prioritizing Free Cash Flow Generation and Debt Reduction

Vine’s 2021 guidance was developed to prioritize free cash flow generation and debt reduction. Average annual production is expected to be 10 – 12% higher compared to 2020 as the Company targets a one-time step-up to its optimal, long-term production goal of 1 Bcf per day.

Approximately 60% of expenditures associated with the 2021 capital program are expected to be incurred in the first six months of 2021. The program is expected to target 250,000 to 260,000 net feet of completed lateral while drilling and completion costs are expected in the range of $1,180 to $1,210 per lateral foot.

	2021 (1)	2nd quarter 2021
Average Production	985 – 1,005 MMcfd	1,050 – 1,060 MMcfd
Adjusted Free Cash Flow (2)	$145 – $155 million
Capital Spending (incurred)	$340 – $350 million
Lease operating expense, per Mcf	$0.19 – $0.20
Gathering & treating, per Mcf	$0.29 – $0.30
Production & ad-valorem taxes, per Mcf	$0.06 – $0.07
General & administrative, per Mcf (3)	$0.06 – $0.07
Cash interest (4)	$88 – $90 million	$20 – $22 million
Cash income taxes (5)	$22 – $24 million	$5.0 – $5.5 million

(1)	Includes 1st quarter 2021 pro forma results for combined entity
(2)	Based on NYMEX futures on April 30, 2021; refer to the appendix for Vine’s definition of Adjusted Free Cash Flow
(3)	Excludes non-cash stock compensation
(4)	Excludes call premiums on retirement of Vine Oil & Gas LP unsecured notes
(5)	Includes tax distributions to original owners (financing cash flow)

Financial Position and Liquidity

As of March 31, 2021, total debt outstanding was $1.1 billion, consisting of $28 million outstanding under the 1st lien RBL, $150 million outstanding under the 2nd lien term loan, and $910 million of legacy unsecured notes issued by Vine Oil & Gas LP as the predecessor entity. Settlement of the newly issued $950 million, 6.75% 2029 senior unsecured notes did not occur until April 7, 2021. Liquidity was $389 million, in the form of cash on hand and availability under the Company’s $350 million RBL, less a $26 million letter of credit.

As of April 30, 2021, total debt outstanding was $1.2 billion, consisting of $73 million outstanding under the 1st lien RBL, $150 million outstanding under the 2nd lien term loan, and $950 million of 6.75% senior unsecured notes due 2029. Liquidity was $334 million.

In early May 2021, liquidity was enhanced by $13 million following the partial release (50%) of an outstanding letter of credit.

Hedging Update

Vine routinely utilizes commodity swaps and options to protect its development program and increase the predictability of future cash flows. As of March 31, 2021, approximately 90% of forecasted average production for April to December 2021 is hedged at a weighted average price of $2.53 per MMBtu.

The Company also engages in firm sales agreements with high-quality counterparties to effectively hedge the price received for natural gas sales at local gathering hubs. Approximately 55% of forecasted average production for April to December 2021 is presold, as follows: 30% at a weighted average price of $0.16 per MMBtu under NYMEX and 25% at $0.01 per MMBtu over Columbia Mainline.

Refer to appendix of this release for a quarterly schedule of the Company’s commodity derivative and firm sales portfolios.

Environmental, Social and Governance

Vine is committed to operating in a manner that protects the welfare of people, the environment, wildlife, and local communities. The Company proudly produces 100% natural gas to meet global demand for cleaner, sustainable, and reliable energy, while concurrently preserving ecosystems for future generations. Since 2017, Vine predecessors have reduced methane intensity by 62% and greenhouse gas intensity by 35%, with plans to realize further reductions. To learn more about Vine’s ESG leadership, visit www.vineenergy.com/commitment.

Conference Call

Date:     May 17, 2021

Time:     9am Central time

Securities analysts may access an open line by dialing (844) 912-3900 (domestic U.S.) or (236) 714-3354 (international) using conference ID 5188044.

All others are encouraged to access the live webcast in listen-only mode by navigating to the following link: https://www.vineenergy.com/investors/events-and-presentations/. Note: registration required. Please access the link at least 5 minutes prior to the start of the call.

A replay of the webcast will be archived for one-year at the web address noted above.

About Vine Energy Inc.

Vine Energy Inc. (NYSE: VEI) is an energy company focused exclusively on the development of natural gas properties in the stacked Haynesville and Mid-Bossier shales in the Haynesville Basin of Northwest Louisiana. The company employs a relentless focus on generating free cash flow and shareholder returns while demonstrating environmental, social and governance leadership. For more information, visit our website at www.VineEnergy.com.

Investor Contact Information

David Erdman

Director, Investor Relations

Phone: 469-605-2480

Email: david.erdman@VineEnergy.com

Forward-Looking Statements

The information in this Notice includes “forward-looking statements.” All statements, other than statements of historical fact included in this Notice, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Notice, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production and sale of natural gas. These risks include, but are not limited to, commodity price volatility, lack of availability of drilling and production equipment and services, costs for drilling and completion and production services, drilling and other operating risks, environmental risks, regulatory changes, the uncertainty inherent in estimating natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and other risks.

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FINANCIAL STATEMENTS OF VINE ENERGY INC.

(U.S. GAAP)

VINE ENERGY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share—Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Revenue:
Natural gas sales	$153,986	$92,543
Realized (loss) gain on commodity derivatives	(760)	42,044
Unrealized loss on commodity derivatives	(35,103)	(4,639)

Total revenue	118,123	129,948
Operating Expenses:
Lease operating	14,960	12,995
Gathering and treating	20,601	16,382
Production and ad valorem taxes	3,982	4,149
General and administrative	2,583	3,331
Monitoring fee	2,077	1,738
Depletion, depreciation and accretion	97,072	82,324
Exploration	—	75
Strategic	—	562
Write-off of deferred IPO costs	—	5,787

Total operating expenses	141,275	127,343

Operating Income	(23,152)	2,605
Interest Expense:
Interest	(29,792)	(29,351)
Loss on extinguishment of debt	(4,883)	—

Total interest expense	(34,675)	(29,351)

Income before income taxes	(57,827)	(26,746)
Income tax provision	(165)	(150)

Net Income	$(57,992)	$(26,896)

Net income attributable to Predecessor	(28,939)
Net income attributable to noncontrolling interest	(13,144)
Net income attributable to Vine Energy Inc.	(15,909)
Net income per share attributable to Vine Energy Inc.:
Basic	$(3.95)
Diluted	$(3.95)
Weighted average shares outstanding:
Basic	4,032,450
Diluted	4,032,450

VINE ENERGY INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands—Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$92,528	$15,517
Accounts receivable	91,161	77,129
Joint interest billing receivables	17,625	18,280
Prepaid and other	1,417	3,626

Total current assets	202,731	114,552
Natural gas properties (successful efforts):
Proved	3,162,572	2,722,419
Unproved	89,993	—
Accumulated depletion	(1,475,582)	(1,380,065)

Total natural gas properties, net	1,776,983	1,342,354
Other property and equipment, net	8,828	7,936
Other	12,233	2,921

Total assets	$2,000,775	$1,467,763

Liabilities and Stockholders’ Equity / Partners’ Capital
Current liabilities:
Accounts payable	$7,908	$20,986
Accrued liabilities	141,468	90,004
Revenue payable	29,121	37,552
Derivatives	78,529	19,948

Total current liabilities	257,026	168,490
Long-term liabilities:
New RBL	28,000	—
Prior RBL	—	183,569
Second lien credit facility	143,664	142,947
Unsecured debt	899,435	898,225
Asset retirement obligations	23,467	21,889
TRA liability	6,985	—
Derivatives	31,447	38,341
Other	—	4,241

Total liabilities	1,390,024	1,457,702
Commitments and contingencies
Stockholders’ Equity / Partners’ Capital
Partners’ capital	—	10,061
Class A common stock, $0.01 par value, 350,000,000 shares authorized, 41,040,721 issued and outstanding at March 31, 2021	410	—
Class B common stock, $0.01 par value, 150,000,000 shares authorized, 34,218,535 issued and outstanding at March 31, 2021	342	—
Additional paid-in capital	348,406	—
Retained earnings	(15,909)

Total stockholders’ equity attributable to Vine Energy Inc.	333,249	10,061
Noncontrolling interest	277,502	—

Total stockholders’ equity / partners’ capital	610,751	10,061

Total liabilities and stockholders’ equity / partners’ capital	$2,000,775	$1,467,763

VINE ENERGY INC

CONSOLIDATED STATEMENTS OF CASH FLOW

(Amounts in thousands—Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Operating Activities
Net income	$(57,992)	$(26,896)
Adjustments to reconcile net income to operating cash flow:
Depletion, depreciation and accretion	97,072	82,324
Amortization of financing costs	2,909	4,361
Non-cash loss on extinguishment of debt	4,883	—
Non-cash write-off of deferred IPO costs	—	5,787
Unrealized loss on commodity derivatives	35,103	4,639
Volumetric and production adjustment to gas gathering liability	—	(2,567)
Other	33	(6)
Changes in assets and liabilities:
Accounts receivable	11,294	9,549
Joint interest billing receivables	10,084	(5,041)
Accounts payable and accrued expenses	25,182	34,428
Revenue payable	(21,815)	(6,967)
Other	(1,442)	530

Operating cash flow	105,311	100,141
Investing Activities
Cash received in acquisition of the Brix Companies	19,858	—
Capital expenditures	(78,013)	(86,005)

Investing cash flow	(58,155)	(86,005)
Financing Activities
Repayment of Brix Credit Facility	(127,500)	—
Proceeds from New RBL	28,000	45,000
Payments on Prior RBL	(190,000)	—
Proceeds from issuance of Class A common stock, net of fees	327,422	—
Deferred financing costs	(8,067)	(3,848)

Financing cash flow	29,855	41,152
Net increase in cash and cash equivalents	77,011	55,288
Cash and cash equivalents at beginning of period	15,517	18,286

Cash and cash equivalents at end of period	$92,528	$73,574

FINANCIAL STATEMENTS OF VINE ENERGY INC.

(Pro Forma)

To facilitate a clearer representation of first-quarter 2021 performance, all schedules presented hereinafter are pro forma for the combination resulting from the corporate reorganization and initial public offering as if the transactions occurred on January 1, 2020.

VINE ENERGY INC.

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2021	2020
Revenue:
Natural gas sales	$200,927	$128,296
Realized gain (loss) on derivatives	(2,348)	58,305
Unrealized loss on derivatives	(37,949)	(5,437)

Total revenue	160,630	181,164
Operating Expenses:
Lease operating	18,693	15,725
Gathering and treating	26,296	22,654
Production and ad valorem taxes	4,757	4,951
General and administrative	3,954	5,453
Depletion, depreciation and accretion	106,505	93,457
Exploration	1	75
Strategic costs	—	717
Write-off of deferred IPO expenses	—	5,787

Total operating expenses	160,206	148,819

Operating Income	424	32,345

Interest expense	(34,249)	(27,284)
Income Before Income Taxes	(33,825)	5,061

Income tax provision	(165)	$(150)

Net Income	$(33,990)	$4,911

Net income attributable to non-controlling interests	(15,390)	2,303

Net Income Attributable to Vine Energy Inc.	(18,600)	2,608

Net Income per Share:
Basic	$(0.45)	$0.06

Diluted	$(0.45)	$0.06

Weighted Average Shares Outstanding:
Basic	41,040,721	41,040,721

Diluted	41,040,721	41,040,721

VINE ENERGY INC

SELECT PRO FORMA PRODUCTION AND UNIT COSTS STATISTICS

	For the Three Months Ended Mar 31,
	2021	2020
Production data:
Natural gas (MMcf)	85,035	78,207
Average daily production (MMcfd)	945	859
Average sales prices per Mcf:
Before effects of derivatives	$2.36	$1.64
After effects of derivatives	2.34	2.39
Costs per Mcf:
Lease operating	$0.22	$0.20
Cash gathering and treating	0.31	0.32
Production and ad valorem taxes	0.06	0.06
General and administrative	0.05	0.07

Total cash operating expenses	$0.63	$0.66

Exploration	0.00	0.00
Depreciation, depletion and accretion	1.25	1.19
Strategic	—	0.01
Non-cash gain on gathering liability	—	(0.03)
Non-cash writeoff of deferred IPO costs	—	0.07

Total (may not foot due to rounding)	$1.88	$1.90

VINE ENERGY INC.

NATURAL GAS SWAPS

	Natural Gas Swaps	Weighted Avg Swap Price
Period	(MMBtud)	($ / MMBtu)
2021
Second Quarter	832,871	$2.52
Third Quarter	845,333	$2.53
Fourth Quarter	848,887	$2.55
2022
First Quarter	866,797	$2.56
Second Quarter	348,859	$2.54
Third Quarter	409,853	$2.54
Fourth Quarter	604,935	$2.53
2023
First Quarter	528,652	$2.48
Second Quarter	65,470	$2.45
Third Quarter	45,954	$2.44
Fourth Quarter	125,092	$2.50
2024
First Quarter	313,512	$2.53
Second Quarter	11,957	$2.31
Third Quarter	7,366	$2.31
Fourth Quarter	70,761	$2.58
2025
First Quarter	137,667	$2.58

VINE ENERGY INC.

FIRM SALES

Period	Firm Sales: NYMEX Index (MMBtud)	Weighted Avg Price (NYMEX less) ($ / MMBtu)	Firm Sales: ML Index (MMBtud)	Weighted Avg Price (ML plus) ($ / MMBtu)
2021
Second Quarter	405,067	$(0.163)	467,171	$0.012
Third Quarter	310,000	$(0.163)	355,202	$0.013
Fourth Quarter	310,000	$(0.163)	138,401	$0.014
2022
First Quarter	310,000	$(0.163)	30,000	$0.015
Second Quarter	100,000	$(0.150)	30,000	$0.015
Third Quarter	100,000	$(0.150)	30,000	$0.015
Fourth Quarter	33,333	$(0.150)	30,000	$0.015
2023
First Quarter			30,000	$0.015

FINANCIAL STATEMENTS OF VINE ENERGY INC.

(Reconciliation)

NON-GAAP FINANCIAL MEASURES

We define Adjusted EBITDAX as our net income before interest expense, income taxes, depreciation, depletion and accretion, unrealized gains and losses on commodity derivatives, exploration expense, strategic expense, and other non-cash operating items. We believe Adjusted EBITDAX is a useful performance measure because it allows for an effective valuation of our operating performance when compared against our peers, without regard to our financing methods, corporate form, or capital structure. We exclude the items listed above in arriving at Adjusted EBITDAX to reflect the substantial variance in practice from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income determined in accordance with GAAP. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of Adjusted EBITDAX may not be identical to other similarly titled measures of other companies.

We define Adjusted Free Cash Flow as Adjusted EBITDAX less the sum of cash interest, capital incurred and tax payments and distributions. We believe Adjusted Free Cash Flow is a useful performance measure as it’s an indicator of the company’s ability to generate cash flow once capital is invested to either maintain or expand production. Adjusted Free Cash Flow should not be considered as an alternative to, or more meaningful than, operating cash flow or investing cash flow determined in accordance with GAAP. Our computation of adjusted free cash flow may not be identical to other similarly titled measures of other companies.

VINE ENERGY INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDAX AND ADJUSTED FREE CASH FLOW

	Pro Forma Presentation		GAAP Presentation
	For the Three Months Ended Mar 31,		For the Three Months Ended Mar 31,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Net income/(loss)	$(33,990)	$4,911	$(57,992)	$(26,896)
Interest expense	34,249	27,284	34,675	29,351
Income tax provision	165	150	165	150
Depletion, depreciation and accretion	106,505	93,457	97,072	82,324
Unrealized (gain)/loss on commodity derivatives	37,949	5,437	35,103	4,639
Exploration	1	75	—	75
Non-cash G&A	—	344	(1)	(6)
Strategic	—	717	—	562
Non-cash writeoff of deferred IPO costs	—	5,787	—	5,787
Non-cash volumetric and production adjustment to gas gathering liability	—	(2,567)	—	(2,567)

Adjusted EBITDAX	$144,879	$135,595	$109,022	$93,419

Cash interest	(26,588)	(24,242)	(26,770)	(24,990)
Capital incurred	(97,828)	(99,021)	(81,168)	(82,290)

Adjusted Free Cash Flow	$20,463	$12,332	$1,084	$(13,861)